                                                                   Exhibit 10(A)

                                  $50,000,000

                               CREDIT AGREEMENT

                                  dated as of

                               December 26, 2000

                                     among

                           SIERRA PACIFIC RESOURCES

                                  as Borrower

                                      and

                    WELLS FARGO BANK, NATIONAL ASSOCIATION,

                                   as Bank,

          CREDIT AGREEMENT, dated as of December 26, 2000, Between SIERRA PACIFIC RESOURCES, a Nevada corporation, ("Borrower") and WELLS FARGO BANK, NATIONAL ASSSOCIATION ("Bank").


                             W I T N E S S E T H:
                             -------------------

          WHEREAS, the Borrower has requested, and Bank (as defined below) has agreed to make available, the credit facility described below upon the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I
                           DEFINITIONS; CONSTRUCTION

          SECTION 1.01 DEFINED TERMS.
                       -------------

          As used in this Agreement, the following terms have the following meanings:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Acquisition" means any transaction, or any series of related
           -----------
transactions, consummated after the Effective Date, by which the Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person engaged in any ongoing business, whether through purchase of assets, merger or otherwise, (b) acquires control of securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body or (c) acquires control of more than 50% of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person engaged in an ongoing business that is not managed by a board of directors or other governing body.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Revolving
           ------------------
Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Affiliate" means, any Person that directly or indirectly Controls, or
           ---------
is under common Control with, or is Controlled by, another Person, provided that, in any event, any Person that owns directly or indirectly securities having 20% or more of the voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to Control such corporation or other Person.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Rate" means, for any day, with respect to the facility
           ---------------
fees payable hereunder, with respect to any Eurodollar Revolving Loan or with respect to any usage fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Facility Fee", "Eurodollar Spread" or "Usage Fee", as the case may be, based on the ratings by S&P and Moody's, respectively, applicable on such day to the Index Debt:


        Public Senior
        Unsecured Debt
           Ratings                                Base Rate     LIBOR
         S&P/Moody's            Facility Fee       Spread       Margin
         -----------            ------------       ------       ------
Ratings greater than A-/A3          .1850%          0.00%       .3150%
Ratings equal to A-/A3              .2500%          0.00%       .4000%
Ratings equal to BBB+/Baa1          .3000%          0.00%       .4500%
Ratings equal to BBB/Baa2           .3500%          0.00%       .5000%
Ratings equal to BBB-/Baa3          .3750%          0.00%       .7250%
Ratings less than BBB-/Baa3         .4100%          0.00%       .8400%

For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in its lowest rating category, (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of two Business Days after it is first announced by the applicable rating agency and
(iii) if the rating assigned by Moody's and the rating assigned by S&P shall differ (a) by one level (e.g., Moody's rating of A3 and S&P rating of BBB+), then the higher rating level shall apply (i.e., A3) and (b) by more than one level (e.g., Moody's rating of A3 and S&P rating of BBB-), then the rating level above the lower rating level shall apply (i.e., BBB/Baa2). Each change in the Applicable Rate shall apply during the period commencing two Business Days after the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Bankruptcy Code" means Title 11 of the United States Code entitled
           ---------------
"Bankruptcy," as now or hereafter in effect or any successor thereto.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "Borrower" means Sierra Pacific Resources, a Nevada corporation.
           --------

          "Borrowing" means advances under the Facility, made, converted or
           ---------
continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by the Borrower for a Borrowing
           -----------------
made in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in Nevada are authorized or required by Law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Lease Obligations" of any Person means all obligations of
           -------------------------
such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          "Change in Control" means (a) the acquisition of ownership, directly
           -----------------
or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) for any period of 12 consecutive calendar months, a majority of the Board of Directors of the Borrower shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or
(iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board; (c) the failure of the Borrower to own, legally and beneficially, 100% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of either NPC or SPPC; or (d) any reduction in Borrower's ownership, either legal or beneficial, of a Significant Subsidiary.

          "Change in Law" means (a) the adoption of any Law after the date of
           -------------
this Agreement, (b) any change in any Law or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by Bank (or, for purposes of Section 2.13(b), by any lending office of Bank or by Bank's Parent, if any) with any request, guideline or directive (whether or not having the force of Law) of any Governmental Authority made or issued after the date of this Agreement.

          "Code" means the Internal Revenue Code of 1986 and the regulations
           ----
promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Commitment" means, the Commitment of Bank under the Facility.
           ----------

          "Control" of a Person (including, with its correlative meanings,
           -------
"Controlled by" and "under common Control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person.

          "Default" means any event, act or condition, which upon notice, lapse
           -------
of time or both would, unless cured or waived, become an Event of Default.

          "Default Interest" has the meaning assigned to such term in Section
           ----------------
2.11(c).

          "Dollars" or "$" refers to freely transferable lawful money of the
           -------      -
United States of America.

          "Effective Date" means the date on which the conditions specified in
           --------------
Section 4.01 are satisfied (or waived in accordance with Section 9.01).

          "Environmental Claims" means any and all administrative, regulatory or
           --------------------
judicial actions, suits, demands, demand letters, directives, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without
                                              ------
limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" means any Federal, state, foreign or local
           -----------------
statute, Law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the
     -- ----                                                       --- ----
Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, 42
                                  -- ----
U.S.C. (S) 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et
                -- ----                                                    --
seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42
----
U.S.C. (S) 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.
                 -- ----
(S) 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. (S) 651
         -- ----
et seq. ; and any state and local or foreign counter-parts or equivalents, in
-- ----
each case as amended from time to time.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and
           -----
the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" means any corporation or trade or business that is a
           ---------------
member of any group of organizations described in Section 414(b) or (c) of the Code of which the Borrower is a member.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Section
           ----------------
7.01.

          "Excluded Taxes" means, with respect to the Bank or any other
           --------------
recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the Laws of which such recipient is organized or in which its principal office is located or, in the case of Bank, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

"Facility" means the $50,000,000.00 revolving line of credit committed pursuant
 --------
to this Agreement.

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it.

          "Final Fee Payment Date" has the meaning assigned to such term in
           ----------------------
Section 2.10(a).

          "Foreign Pension Plan" means any plan, fund (including, without
           --------------------
limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America applied in a consistent manner.

          "Governmental Action" means any authorization, approval, order,
           -------------------
decree, ruling or other action by, or notice to or filing with, any Governmental Authority.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, bureau, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Hazardous Materials" means (a) any petroleum or petroleum products,
           -------------------
radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of poly-chlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

          "Indebtedness" of any Person means, (a) obligations created, issued or
           ------------
incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) any guarantee or other arrangement by which such Person guarantees or is otherwise liable for the Indebtedness of others; provided, however, that
                                                 --------  -------
"Indebtedness" shall not include Secured Nonrecourse Obligations.


          "Indemnified Parties" means Bank, its Affiliates, and the directors,
           -------------------
officers, employees, attorneys and agents of each of the foregoing.

          "Indemnified Taxes" means all Taxes other than Excluded Taxes.
           -----------------

          "Index Debt" means the senior, unsecured, long-term indebtedness for
           ----------
borrowed money of the Borrower that is not guaranteed by any other Person or subject to any credit enhancement.

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
or continue a Borrowing in accordance with Section 2.05.

          "Interest Payment Date" means (a) with respect to any ABR Loan, each
           ---------------------
Quarterly Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" means, with respect to any Eurodollar Borrowing, the
           ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Investment" means, when used in connection with any Person, any
           ----------
investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership
                                                      ---------
and
joint venture interests of such Person but excluding any Wholly-Owned
                                           ---------
Subsidiary of such Person. The amount of any Investment shall be the amount actually invested (minus any return of capital with respect to such Investment
                   -----
which has actually been received in cash or has been converted into cash), without adjustment for subsequent increases or decreases in the value of such Investment.

          "Law" shall mean any law (including common law), constitution,
           ---
statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

          "Lenders" means the Persons listed on Schedule I and any other Person
           -------
that shall have become a party hereto pursuant to an Assignment and Acceptance.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
           ---------
Interest Period, the average of the offered rates for Dollar deposits for the applicable Interest Period which appear on the Telerate Page 3750, British Bankers Association Interest Settlement Rates, with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (Las Vegas, Nevada time) on the date which is two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any Property, any mortgage, lien,
           ----
pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loan Documents" means this Agreement, each Borrowing Request, each
           --------------
Interest Election Request and each Note.

          "Loans" means advances under the Facility.
           -----

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
Property, business, operations, financial condition, prospects, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations hereunder, (c) the validity or enforceability of this Agreement, (d) the rights and remedies of the Bank hereunder or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

          "Maturity Date" means the earlier of June 30, 2001 or the date of
           -------------
closing for Borrower's acquisition of Portland General Electric Company.

          "Moody's" means Moody's Investors Service, Inc.; provided that if such
           -------
corporation (or its successors and assigns) shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency approved for purposes hereof by Bank and the Borrower.

          "Multiemployer Plan" means a multiemployer plan defined as such in
           ------------------
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "NPC" means Nevada Power Company, a Nevada corporation.
           ---

          "NPC Credit Agreement" means that certain Amended and Restated Credit
           --------------------
Agreement dated as of August 28, 2000 among NPC, as borrower, Mellon Bank, N.A. as administrative agent, First Union National Bank and Wells Fargo Bank, N.A., as syndication agents, and the lender from time to time party thereto.

          "NPC First Mortgage Bonds" means obligations issued from time to time
           ------------------------
under, and secured by, the NPC First Mortgage Indenture.

          "NPC First Mortgage Indenture" means the Indenture of Mortgage, dated
           ----------------------------
as of October 1, 1953, from NPC to Banker's Trust Company (successor to First Interstate Bank of Nevada, N.A., formerly First National Bank of Nevada, Reno Nevada), as trustee, as modified, amended or supplemented at any time or from time to time by supplemental indentures.

          "Note" means the promissory note, a form of which is attached hereto
           ----
as Exhibit "A."

          "Obligations" means all Indebtedness, obligations and liabilities of
           -----------
the Borrower to Bank from time to time arising under or in connection with or related to or evidenced by or secured by this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such Indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such Indebtedness, obligations and liabilities shall include the principal amount of all Loans, all interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lenders to lend. Obligations shall remain obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

          "Other Taxes" means any and all present or future stamp or documentary
           -----------
taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "Parent" means any Person that controls a Lender.
           ------

          "Participant" has the meaning assigned to Section 9.12(b).
           -----------

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity
           ----
succeeding to any or all of its functions under ERISA.

          "Permitted Liens" has the meaning assigned to such term in Section
           ---------------
6.02.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means an employee benefit or other plan established or
           ----
maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by Bank as its prime rate, the Prime Rate to change when and as such prime rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Principal Office" means the principal office of Bank located on the
           ----------------
date hereof at Las Vegas Regional Commercial Banking Office, 3800 Howard Hughes Parkway, Las Vegas, Nevada.

          "Property" means any right or interest in or to property of any kind
           --------
whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Quarterly Dates" means the last day of March, June, September and
           ---------------
December in each year, the first of which shall be the first such day after the date hereof; provided that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day (unless such succeeding Business Day falls in a subsequent calendar month, in which event such Quarterly Date shall be the next preceding Business Day).

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Release" means the disposing, discharging, injecting, spilling,
           -------
pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

          "Reportable Event" means an event described in Section 4043(c) of
           ----------------
ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
Section 302(e) of ERISA, shall
be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code).

          "Responsible Officer" means the Treasurer, the Assistant Treasurer,
           -------------------
the Chief Financial Officer or the Controller of Borrower.

          "Revolving" means, when referred to a Loan or Borrowing, a Loan or
           ---------
Borrowing which may be repaid and reborrowed.

          "Secured Nonrecourse Obligations" means and includes (a) secured
           -------------------------------
obligations of the Borrower taken on a consolidated basis where recourse of the payee of such obligations is expressly limited to an assigned lease or loan receivable and the Property related thereto and (b) liabilities of the Borrower taken on a consolidated basis to manufacturers of leased equipment where such liabilities are payable solely out of revenues derived from the leasing or sale of such equipment.

          "Securities Issuance" has the meaning assigned to such term in Section
           -------------------
2.06(d).

          "Shareholders' Equity" means, as of any date of determination, the
           --------------------
amount, which is shown as "shareholders' equity" (which shall include both common and preferred equity) in the consolidated balance sheet of the Borrower at such date.

          "Significant Subsidiary" has the meaning given to such term in
           ----------------------
Regulation S-X under the Securities Act of 1934, as amended.

          "SPPC" means Sierra Pacific Power Company, a Nevada corporation.
           ----

          "SPPC Credit Agreement" means that certain Amended and Restated Credit
           ---------------------
Agreement dated as of August 28, 2000, among SPPC, as borrower, Mellon Bank, N.A., as Administrative Agent, First Union National Bank and Wells Fargo Bank, National Association, as syndication agents, and the lenders from time to time party thereto.

          "SPPC First Mortgage Bonds" means obligations issued from time to time
           -------------------------
under, and secured by, the SPPC First Mortgage Indenture.

          "SPPC First Mortgage Indenture" means the Indenture of Mortgage, dated
           -----------------------------
as of December 1, 1940, from SPPC to State Street Bank and Trust Company (successor to The New England Trust Company), as trustee, and Gerald R. Wheeler (successor to Leo W. Huegle), as co-Trustee, as modified, amended or supplemented at any time or from time to time by supplemental indentures.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw
           ---
Hill Companies, Inc., and its successor and assigns; provided that if such corporation (or its successors and assigns) shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency approved for purposes hereof by the Bank and the Borrower.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal),
           ----------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Bank is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such statutory reserve rates without benefit of or credit for proration, exemptions or offsets that may be available from time to time to Bank under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more
           ----------
than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Total Indebtedness" means, as of any date of determination, the sum
           ------------------
of all Indebtedness of the Borrower and its consolidated Subsidiaries as of such date.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Unfunded Current Liability" of any Plan means the amount, if any, by
           --------------------------
which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any
           -----------------------
corporation 100% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has a 100% equity interest at the time.

          SECTION 1.02.  CLASSIFICATION OF LOANS AND BORROWINGS.
                         --------------------------------------

          For purposes of this Agreement, Loans or Borrowings may be classified and referred to by Type (e.g., a "Eurodollar Borrowing"). All Borrowing under this Facility shall be Revolving Borrowings.

          SECTION 1.03  TERMS GENERALLY.
                        ---------------

          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

          SECTION 1.04  ACCOUNTING TERMS; GAAP.
                        ----------------------

          Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.


                                  ARTICLE II
                                  THE CREDITS

          SECTION 2.01  THE COMMITMENT.
                        --------------

          (a) Subject to the terms and conditions set forth herein, Bank agrees to make advances to Borrower from time to time up to and including the Maturity Date, not to, at any time,exceed the aggregate principal amount of Fifty Million Dollars ($50,000,000.00) the proceeds of which shall be used to support issuance of commercial paper and general corporate purposes.

          SECTION 2.02  LOANS AND BORROWINGS.
                        --------------------

          (a) Obligations of Bank.  Each Revolving Loan shall be made as part of
              -------------------
a Borrowing consisting of Loans of the same Type under the Facility made by the Bank.

          (b) Type of Loans.  Subject to Section 2.12, each Borrowing shall be
              -------------
comprised entirely of ABR Loans or Eurodollar Loans. Bank may, at its option, make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of Bank to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) Minimum Amounts; Limitation on Number of Borrowings.  Each
              ---------------------------------------------------
Revolving Borrowing (whether an ABR Borrowing or a Eurodollar Borrowing) shall be in an aggregate amount equal to $5,000,000 or a multiple of $1,000,000 in excess thereof, provided that an ABR Borrowing may be made in an aggregate amount that is equal to the entire unused balance of the total Commitment of the Facility. The Borrower may thereafter, upon irrevocable notice to the Bank in accordance with Section 2.05(b), (i) elect, as of any Business Day, in the case of ABR Loans, to convert any such ABR Loans or any part thereof, in an aggregate amount equal to $5,000,000 or a multiple of $1,000,000 in excess thereof, into Eurodollar Loans, and (ii) elect, as of the last day of the applicable Interest Period, to continue any Eurodollar Loans having Interest Periods expiring on such day or any part thereof in an aggregate amount of $5,000,000 or a multiple of $1,000,000 in excess thereof; provided that, if at any time the aggregate amount of Eurodollar Loans in respect of any Borrowing is reduced by payment, prepayment or conversion of part thereof to be less than $5,000,000, such Eurodollar Loans shall automatically convert into ABR Loans.

          (d) Maximum Duration of Interest Periods.  Notwithstanding any other
              ------------------------------------
provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing under the Facility if the Interest Period requested with respect thereto would end after the Maturity.

          SECTION 2.03  REQUESTS FOR REVOLVING BORROWINGS.
                        ---------------------------------

          To request a Revolving Borrowing under the Facility, the Borrower shall notify the Bank of such request by telephone (a) in the case of a Eurodollar Revolving Borrowing, not later than 12:00 noon., Las Vegas, Nevada time, three Business Days before the date of the proposed Borrowing, or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Las Vegas, Nevada time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Bank of a written Borrowing Request in the form attached hereto as Exhibit B and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i)   the aggregate amount of the requested Borrowing;

          (ii)  the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Bank shall advise of the details thereof and of the amount of Bank's Loan to be made as part of the requested Borrowing.

          SECTION 2.04  FUNDING OF BORROWINGS.
                        ---------------------

          Funding by Lenders.  No later than 12:00 noon, Las Vegas, Nevada time,
          ------------------
on the date specified in each Borrowing Request, Bank will make available the Borrowing requested to be made on such date, in Dollars and in immediately available funds at the account of the Bank most recently designated by it for such purpose by notice to the Bank. The Bank will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with Bank or as designated by the Borrower in the applicable Borrowing Request.

          SECTION 2.05  INTEREST ELECTIONS.
                        ------------------

          (a) Elections by the Borrower for Borrowings.  Each Borrowing
              ----------------------------------------
initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section but subject to Section 2.02. Once Loans have been made pursuant to a Borrowing, the Borrower may elect to convert or continue different portions of such Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) Notice of Elections.  To make an election pursuant to this
              -------------------
Section, the Borrower shall notify the Bank of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Bank of a written Interest Election Request in a form approved by the Bank and signed by the Borrower.

          (c) Information in Interest Election Requests.  Each telephonic and
              -----------------------------------------
written Interest Election Request shall specify the following information in compliance with Section 2.02:

              (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing, or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

          If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d)  [Intentionally Omitted]
                ----------------------

          (e) Failure to Elect; Events of Default.  If the Borrower fails to
              -----------------------------------
deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Bank so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.06  TERMINATION, REDUCTION AND EXTENSION OF COMMITMENT.
                        --------------------------------------------------

          (a) Scheduled Termination.  Unless previously terminated, the Facility
              ---------------------
shall terminate on the Maturity Date.

          (b) Voluntary Termination or Reduction.  The Borrower may at any time
              ----------------------------------
prior to the Maturity Date termination, or from time to time reduce, the Commitment; provided that (i) each reduction of the Commitment shall be in an amount that is $5,000,000 or greater, and (ii) the Borrower shall not terminate or reduce the Commitment if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the aggregate of all Borrowings then outstanding would exceed the total Commitment.

          (c) Notice of Voluntary Termination or Reduction .  The Borrower shall
              --------------------------------------------
notify the Bank of any election to terminate or reduce the Commitment under the Facility in accordance with paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this subsection shall be irrevocable; provided that a notice of termination of the Commitment of a Facility delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Bank on or prior to the specified effective date) if such condition is not satisfied.

          SECTION 2.07  REPAYMENT OF LOANS; EVIDENCE OF DEBT.
                        ------------------------------------

          (a) Repayment. The Borrower hereby unconditionally promises to pay the
              ---------
Loans to the Bank.

          (b) Manner of Payment.  Prior to any repayment or prepayment of any
              -----------------
Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Bank by telephone (confirmed by telecopy) of such selection not later than 12:00 noon, Las Vegas, Nevada time, three Business Days before the scheduled date of such repayment or prepayment; provided that each repayment or prepayment of Borrowings shall be applied to repay or prepay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Revolving Borrowing shall be applied ratably to the Loans included in such Borrowing.

          (c) Maintenance of Loan Accounts by Bank.  Bank shall maintain in
              ------------------------------------
accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to Bank resulting from each Loan made by Bank, including the amounts of principal and interest payable and paid to Bank from time to time hereunder.

          (d) [Intentionally Omitted]
              ----------------------

          (e) Effect of Entries.  The entries made in the accounts maintained
              -----------------
pursuant to paragraph (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          SECTION 2.08  [Intentionally Omitted]

          SECTION 2.09  PREPAYMENT.
                        ----------

          (a) Optional Prepayments Right to Prepay Borrowings.  The Borrower
              -----------------------------------------------
shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

          (b) Notices, Etc.  The Borrower shall notify the Bank by telephone
              -------------
(confirmed by telecopy) of any optional prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, Las Vegas, Nevada time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, Las Vegas, Nevada time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitment as contemplated by Section 2.06(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06(d). Promptly following receipt of any such notice relating to a Borrowing, the Bank shall advise the Lenders of the contents thereof.

          SECTION 2.10  FEES.
                        ----

          (a) Facility Fee.  The Borrower shall pay the Bank a facility fee for
              ------------
the period from and including the Effective Date to the Maturity Date (the "Final Fee Payment Date") computed at a rate per annum equal to the Applicable Rate on Bank's daily average Commitment, such fee to be paid quarterly in arrears on each Quarterly Date and on the Final Fee Payment Date. The facility fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

          (b) Payment of Fees.  All fees payable hereunder shall be paid on the
              ---------------
dates due, in immediately available funds, to the Bank.

          SECTION 2.11  INTEREST.
                        --------

          (a) ABR Loans.  The Loans comprising each ABR Revolving Borrowing
              ---------
shall bear interest at a rate per annum equal to the Alternate Base Rate.

          (b) Eurodollar Loans.  The Loans comprising each Eurodollar Borrowing
              ----------------
shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Default Interest.  Notwithstanding the foregoing, if any principal
              ----------------
of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or

(ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

     (d)  Payment of Interest.  Accrued interest on each Loan shall be payable
          -------------------
in arrears on each Interest Payment Date for such Loan and upon termination of the Commitment.

     (e)  Computation.  All interest hereunder shall be computed on the basis of
          -----------
a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Bank, and such determination shall be conclusive, absent manifest error.

     SECTION 2.12  ALTERNATE RATE OF INTEREST.
                   --------------------------

     If prior to the commencement of any Interest Period for a Eurodollar
Borrowing:

     (a) the Bank determines (which determination shall be conclusive, absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

     (b) the Bank is advised that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to Bank of making or maintaining the Loans included in such Borrowing for such Interest Period.

     Then the Bank shall give notice thereof to the Borrower and, until the Bank notifies the Borrower that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Revolving Borrowing.

     SECTION 2.13  INCREASED COSTS.
                   ---------------

     (a)  Increased Costs Generally.  If any Change in Law shall:
          -------------------------

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank or its Parent (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (ii) impose on Bank or its Parent or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by Bank;

and the result of any of the foregoing shall be to increase the cost to Bank or its Parent of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to Bank such additional amount or amounts as will compensate Bank or its Parent, as the case may be, for such additional costs incurred or reduction suffered.

     (b) Capital Requirements.  If Bank determines that any Change in Law
         --------------------
regarding capital requirements has or would have the effect of reducing the rate of return on Bank's capital or on the capital of its Parent as a consequence of this Agreement or the Loans made by Bank to a level below that which Bank or its Parent could have achieved but for such Change in Law (taking into consideration Bank's policies and the policies of its Parent with respect to capital adequacy), then from time to time the Borrower will pay to Bank such additional amount or amounts as will compensate Bank or its Parent for any such reduction suffered.

     (c) [Intentionally Omitted]
         -----------------------

     (d) Delay in Requests.  Failure or delay on the part of Bank to demand
         -----------------
compensation pursuant to this Section shall not constitute a waiver of Bank's right to demand such compensation.

     SECTION 2.14  BREAK FUNDING PAYMENTS.
                   ----------------------

     In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(b) and is revoked in accordance herewith), then, in any such event, the Borrower shall compensate Bank for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to Bank attributable to any such event shall be deemed to include an amount determined by Bank to be equal to the excess, if any, of
(i) the amount of interest that Bank would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that Bank would earn on such principal amount for such period if Bank were to invest such principal amount for such period at the interest rate that would be bid by Bank (or an Affiliate of Bank) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of Bank setting forth any amount or amounts that Bank is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive, absent manifest error. The Borrower shall pay Bank the amount shown as due on any such certificate within 10 days after receipt thereof.SECTION 2.15 TAXES.
                      -----

     (a) Payments Free of Taxes.  Any and all payments by or on account of any
         ----------------------
obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

     (b) Payment of Other Taxes by the Borrower.  In addition, the Borrower
         --------------------------------------
shall pay any other Taxes to the relevant Governmental Authority in accordance with applicable Law.

     (c) Indemnification by the Borrower.  The Borrower shall indemnify the
         -------------------------------
Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Bank, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Bank shall be conclusive, absent manifest error.

     (d) Evidence of Payments.  As soon as practicable after any payment of
         ---------------------
Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Bank the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Bank.

     SECTION 2.16  PAYMENTS GENERALLY.
                   ------------------

          Payments by the Borrower.  The Borrower shall make each payment
          ------------------------
required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.13, 2.14 or 2.15, or otherwise) prior to 1:00 PM, Las Vegas, Nevada time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any such date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Bank at its Principal Office and to such account at its Principal Office as the Bank shall specify to the Borrower. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to the Bank as follows:

     SECTION 3.01  CORPORATE STATUS.
                   ----------------

     The Borrower and each Subsidiary of the Borrower is a corporation, trust or limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Borrower and each Subsidiary of the Borrower has the corporate power and authority to own its Property and to transact the business in which it is engaged or presently proposes to engage. The Borrower and each Subsidiary of the Borrower is duly qualified to do business as a foreign corporation, trust or limited liability company and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable.

     SECTION 3.02  CORPORATE POWER AND AUTHORIZATION.
                   ---------------------------------

     The Borrower has the corporate power and authority to execute, deliver, perform, and take all actions contemplated by, each of the Loan Documents to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Without limiting the foregoing, the Borrower has the corporate power and authority to borrow pursuant to the Loan Documents to the fullest extent permitted hereby and thereby from time to time, and has taken all necessary corporate action to authorize such borrowings.

     SECTION 3.03  EXECUTION AND BINDING EFFECT.
                   ----------------------------

     This Agreement and each of the other Loan Documents to which the Borrower is a party and which is required to be delivered on or before the Effective Date pursuant to Section 4.01 has been duly and validly executed and delivered by the Borrower. This Agreement and each such other Loan Document constitutes, and when executed and delivered by the Borrower will constitute, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     SECTION 3.04  GOVERNMENTAL APPROVALS AND FILINGS.
                   ----------------------------------

     No Governmental Action is required for the due execution, delivery and performance by the Borrower of this Agreement or any of the other Loan Documents to which it is a party.

     SECTION 3.05  ABSENCE OF CONFLICTS.
                   --------------------

     Neither the execution and delivery of any of the Loan Documents by the Borrower, nor the consummation of the transactions herein or therein contemplated by the Borrower, nor the performance of or the compliance with the terms and conditions hereof or thereof by the Borrower, does or will:

     (a)  violate or conflict with any Law; or

     (b) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right,
    --                             --
contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or
                                              --
imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any of the Property of the Borrower or any Subsidiary of the Borrower pursuant to, or otherwise result in (or give rise to
                                        --
any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of the Borrower or any Subsidiary of the Borrower under or in connection with,

          (i) the articles of incorporation or by-laws (or other constituent documents) of the Borrower or any Subsidiary of the Borrower;

          (ii) any agreement or instrument creating, evidencing or securing any Indebtedness to which the Borrower or any Subsidiary of the Borrower is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound; or

          (iii) any other material agreement or instrument to which the Borrower or any Subsidiary of the Borrower is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound.

     SECTION 3.06  AUDITED FINANCIAL STATEMENTS.
                   ----------------------------

     The Borrower has heretofore furnished to the Bank consolidated balance sheets of the Borrower, its consolidated Subsidiaries and NPC as of December 31, 1997, 1998, and 1999 and the related consolidated statements of income, retained earnings and changes in cash flows for the fiscal years then ended, as examined and reported on by independent certified public accountants for the Borrower, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its consolidated Subsidiaries as of the end of each such fiscal year and the results of their operations and their retained earnings and changes in cash flows for the fiscal years then ended, all in conformity with GAAP.

     SECTION 3.07   INTERIM FINANCIAL STATEMENTS.
                    ----------------------------

     The Borrower has heretofore furnished to the Bank an interim consolidated balance sheet of the Borrower, its consolidated Subsidiaries as of the end of the fiscal quarter ending September 30, 2000, together with the related consolidated statements of income, retained earnings and changes in cash flows for the applicable fiscal period ending on such date. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its consolidated Subsidiaries as of the end of such fiscal quarter and the results of their operations and their retained earnings and changes in cash flows for the fiscal periods then ended, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

     SECTION 3.08  ABSENCE OF UNDISCLOSED LIABILITIES.
                   ----------------------------------

     Neither the Borrower nor any Subsidiary of the Borrower has any liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitment or unrealized or anticipated losses from unfavorable commitments, except (a) as disclosed in the financial statements referred to in Sections 3.06 and 3.07, and (b) liabilities, obligations, commitments and losses incurred after September 30, 2000, in the ordinary course of business and consistent with past practices.

     SECTION 3.09   ABSENCE OF MATERIAL ADVERSE CHANGE.
                    ----------------------------------

     Since September 30, 2000, there has been no material adverse change in the business, operations, condition (financial or otherwise), or prospects of the Borrower and its Subsidiaries taken as a whole.

     SECTION 3.10  ACCURATE AND COMPLETE DISCLOSURE.
                   --------------------------------

     All information heretofore, contemporaneously or hereafter provided by or on behalf of the Borrower to the Bank pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by the Bank) and does not or will not (as the case may be) omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances in which it was provided. The Borrower has disclosed to the Bank in writing every fact or circumstance which has, or which so far as the Borrower can reasonably foresee is reasonably likely and is reasonably likely to have, a Material Adverse Effect.

     SECTION 3.11  MARGIN REGULATIONS.
                   ------------------

     No part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock", as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock". Neither the Borrower nor any Subsidiary of the Borrower is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock". Neither the Borrower nor any Subsidiary of the Borrower owns any "margin stock". Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation T, U or X of the Board, as amended from time to time.

     SECTION 3.12  LITIGATION.
                   ----------

     There is no pending or (to the Borrower's knowledge after due inquiry) threatened action, suit, proceeding or investigation (including any Environmental Claim) by or before any Governmental Authority against or affecting the Borrower or any Subsidiary of the Borrower which, if adversely decided, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except for matters described in the financial statements referred to in Section 3.06 or matters previously disclosed to the Bank..

     SECTION 3.13  ABSENCE OF EVENTS OF DEFAULT.
                   ----------------------------

     No event has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

     SECTION 3.14  ABSENCE OF OTHER CONFLICTS.
                   --------------------------

     Neither the Borrower nor any Subsidiary of the Borrower is in violation of or conflict with, or is subject to any contingent liability on account of any violation of or conflict with:

     (a) any Law (including ERISA, the Code, any applicable occupational health, safety or welfare Law or any applicable Environmental Law);

     (b) its articles of incorporation or by-laws (or other constituent documents); or

     (c) any agreement or instrument to which it is party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound;

except for matters which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.15  INSURANCE.
                   ---------

     The Borrower and each Subsidiary of the Borrower maintains with financially sound and reputable insurers insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

     SECTION 3.16  TITLE TO PROPERTY; NO LIENS.
                   ---------------------------

     The Borrower and each Subsidiary of the Borrower has good and marketable title in fee simple to all real Property owned or purported to be owned by it and good title to all other Property of whatever nature owned or purported to be owned by it, including but not limited to all Property reflected in the most recent audited balance sheet referred to in Section 3.06 or submitted pursuant to Section 5.01(b), as the case may be (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet).
Except for (i) Liens reflected in the most recent audited balance sheet referred to in Section 3.06 or submitted pursuant to Section 5.01(b), as the case may be,
(ii) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real Property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such Property by the Borrower or any Subsidiary of the Borrower in the operation of its business, (iii) Liens for current Taxes not yet due and delinquent and (iv) Liens permitted by Section 6.02 , no Property owned by the Borrower or any Subsidiary of the Borrower is subject to any Lien.

     SECTION 3.17  TAXES.
                   -----

     All tax and information returns required to be filed by or on behalf of the Borrower or any Subsidiary of the Borrower have been properly prepared, executed and filed. All Taxes upon the Borrower or any Subsidiary of the Borrower or upon any of their respective Properties, incomes, sales or franchises which are due and payable have been paid, other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for Taxes have been made on the books of the Borrower and each Subsidiary of the Borrower. The reserves and provisions for Taxes on the books of the Borrower and each Subsidiary of the Borrower are adequate for all open years and for its current fiscal period. Neither the Borrower nor any Subsidiary of the Borrower knows of any proposed additional assessment or basis for any material assessment for additional Taxes (whether or not reserved against).

     SECTION 3.18  BORROWER NOT AN INVESTMENT COMPANY OR A REGISTERED PUBLIC
                   ---------------------------------------------------------
UTILITY HOLDING COMPANY.
-----------------------

     The Borrower is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940. The Borrower is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935 which is subject to registration.

     SECTION 3.19  ENVIRONMENTAL MATTERS.
                   ---------------------

     (a) The Borrower and each of its Subsidiaries have complied with and are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. Except as disclosed to Bank, there are no pending or threatened Environmental Claims against the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Borrower or any of its Subsidiaries of any real Property no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or any real Property owned, leased or operated by the Borrower or any of its Subsidiaries. Except as disclosed to Bank, there are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiaries, or any real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including any real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or any Property adjoining or adjacent to any such real Property that could be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any real Property owned, leased or operated by the Borrower or any of its Subsidiaries or (ii) to cause any real Property owned, leased or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy or transferability of such real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

     (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any real Property owned, leased or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or could be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any real Property owned, leased or operated by Borrower or any of its Subsidiaries where such Release has violated or would be expected to violate any applicable Environmental Law.

     (c) Notwithstanding anything to the contrary in this Section, the representations made in this Section shall not be untrue unless the effect of all violations, claims, restrictions, failures and noncompliances of the types described in this Section would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Borrower.

     SECTION 3.20  ERISA.
                   -----

     (a) Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable Laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency within the meaning of such sections of the Code or ERISA or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062,

4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or
4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Borrowing, would not have a Material Adverse Effect; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of
Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no Lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any Plan maintained by any of them without incurring any material liability.

     (b) Each Foreign Pension Plan, if any, has been maintained in substantial compliance with its terms and with the requirements of any and all applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended Fiscal Year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

     SECTION 3.21 PARI PASSU STATUS.
                  -----------------

     The claims and rights of the Bank against the Borrower hereunder are not subordinated to, and rank at least pari passu with, the claims and rights of other holders of its unsecured indebtedness except to the extent otherwise provided by Law (including without limitation the Bankruptcy Code and the provisions of 31 U.S.C. (S)3713).


                                   ARTICLE IV
                                   CONDITIONS

     SECTION 4.01  EFFECTIVE DATE.
                   --------------

     This Agreement and the other Loan Documents shall become effective as against the Bank on the first date on which all of the following conditions shall be satisfied or waived:

     (a) Agreement; Notes.  The Bank shall have received an executed counterpart
         ----------------
of this Agreement for Bank, duly executed by the Borrower, and the Note.

     (b) Corporate Proceedings.  The Bank shall have received certificates by
         ---------------------
the Secretary or Assistant Secretary of the Borrower dated as of the Effective Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of the Borrower as in effect on such date (which, in the case of articles of incorporation or other constituent documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of incorporation, shall be certified to be true, correct and complete by such Secretary of State or other Governmental Authority not more than 30 days before the date hereof), (ii) true copies of all corporate action taken by the Borrower relative to this Agreement and the other Loan Documents, and (iii) the incumbency and signatures of the respective officers of the Borrower executing this Agreement and the other Loan Documents to which the Borrower is a party, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Bank shall have received, certificates from the Secretary of State of Nevada (or other applicable Governmental Authority) dated not more than 30 days before the Effective Date showing the good standing of the Borrower in Nevada and in each state in which the Borrower does business.

     (c) Legal Opinion of Counsel to the Borrower.  The Bank shall have
         ----------------------------------------
received, an opinion addressed to the Bank, dated Effective Date, of Choate, Hall & Stewart, and of Woodburn and Wedge as to issues under the laws of the State of Nevada, as to such matters as may be requested by the Bank and in form and substance satisfactory to the Bank.

     (d) Financial Statements.  The Bank shall have received a true and correct
         --------------------
copy of the (i) audited consolidated financial statements, including balance sheets, income statements and cash flow statements, for the Borrower, NPC, SPPC and their respective consolidated Subsidiaries for the years ended December 31, 1999, 1998, and 1997, and (ii) unaudited interim consolidated financial statements, including a balance sheet, income statement and statement of cash flows, for the Borrower, NPC, SPPC and their respective consolidated Subsidiaries for the three month period ended September 30, 2000.

     (e) No Material Adverse Effect.  Nothing shall have occurred (and the Bank
         --------------------------
shall have not become aware of any facts or conditions not previously known) which Bank shall determine has, had, or could reasonably be expected to have, a Material Adverse Effect. The Bank shall have received a certificate of a senior financial officer of the Borrower, dated the Effective Date, to the effect that, as of the Effective Date, there has been no Material Adverse Effect since September 30, 2000.

     (f) No Injunctions.  There shall not exist any judgment, order, injunction
         --------------
or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated hereby or otherwise referred to herein.

     (g) Litigation, Proceedings and Investigations.  There shall be no actions,
         ------------------------------------------
arbitrations, suits, investigations or proceedings pending or threatened with respect to this Agreement or which the Bank shall determine could reasonably be expected to have a Material Adverse Effect.

     (h) No Violation of Existing Agreements.  Neither the Borrower nor any
         -----------------------------------
Subsidiary of the Borrower is in violation of any material agreement or instrument to which it is party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound;

     (i) [Intentionally Omitted]
         -----------------------

     (j) Ratings.  The Bank shall have received a certificate of a senior
         -------
financial officer of the Borrower, dated the Effective Date, setting forth the then current ratings of the Index Debt.

     (k) Officers' Certificates.  The Bank shall have received, with an executed
         ----------------------
counterpart, certificates from such officers of the Borrower as to such matters as the Bank may request.

     (l) Fees, Expenses, etc.  All fees and other items required to be paid to
         -------------------
Bank on or before the Effective Date (including all fees referenced in fee letters and offer letters) shall have been paid or received.

     (m) Section 4.02 Conditions.
         -----------------------

         (i) Each of the representations and warranties made by the Borrower herein and in each other Loan Document shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date, both before and after giving effect to the Loans requested to be made on such date.

         (ii) No Default or Event of Default shall have occurred and be continuing on the Effective Date.

     (n) Additional Matters.  The Bank shall have received, with copies or
         ------------------
executed counterparts, such other certificates, opinions, documents and instruments as the Bank may have requested. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Bank.

     SECTION 4.02  CONDITIONS TO ALL LOANS.
                   -----------------------

     The obligation of Bank to make, convert or continue any Loan on the occasion of any Borrowing is subject to satisfaction of the conditions precedent set forth in Section 4.01 and satisfaction of the following further conditions precedent:

     (a) Notice.  The Borrower shall have executed and delivered to the Bank a
         ------
Borrowing Request or Interest Election Request for such Borrowing in accordance with Section 2.03 or 2.05, as the case may be.

     (b) Representations and Warranties.  Each of the representations and
         ------------------------------
warranties made by the Borrower herein and in each other Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the making, conversion or continuation of Loans requested to be made, converted or continued on such date.

     (c) No Defaults.  No Default or Event of Default shall have occurred and be
         -----------
continuing on such date or after giving effect to the making, conversion or continuation of Loans requested to be made, converted or continued on such date.

     (d) No Violations of Law, etc.  Neither the making, conversion nor
         -------------------------
continuation nor use of the Loans shall cause Bank to violate or be in conflict with any Law.

     (e) No Material Adverse Change.  There shall not have occurred, or be
         --------------------------
threatened, any other event, act or condition which would reasonably be expected to have a Material Adverse Effect.

     Each request by the Borrower for any Loan or conversion or continuation thereof shall constitute a representation and warranty by the Borrower that the conditions set forth in this Section 4.02 have been satisfied as of the date of such request. Failure of the Bank to receive notice from the Borrower to the contrary before such Loan is made shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section 4.02 have been satisfied as of the date such Loan is made.


                                   ARTICLE V
                             AFFIRMATIVE COVENANTS

     The Borrower hereby covenants to the Bank:

     SECTION 5.01  BASIC REPORTING REQUIREMENTS.
                   ----------------------------

     (a) Annual Audit Reports.  As soon as practicable, and in any event within
         --------------------
90 days after the close of each fiscal year of the Borrower, the Borrower shall furnish to the Bank, consolidated statements of income, retained earnings and cash flows of the Borrower and its consolidated Subsidiaries for such fiscal year and a consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year. Such financial statements shall be accompanied by an opinion of independent certified public accountants of recognized national standing selected by the Borrower, which opinion shall not be subject to any qualification as to scope of audit or as to any other matter which the Bank determines is adverse. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such financial statements present fairly the financial position of the Borrower and its consolidated Subsidiaries as of the end of such fiscal year and the results of their operations and their retained earnings and cash flows for such fiscal year, in conformity with GAAP.

     (b) Quarterly Consolidated Reports.  As soon as practicable, and in any
         ------------------------------
event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Borrower, the Borrower shall furnish to the Bank, unaudited consolidated statements of income, retained earnings and cash flows of the Borrower and its consolidated Subsidiaries for the period from the beginning of such fiscal year to the end of such fiscal quarter and an unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding fiscal year (except for the consolidated balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end). Such financial statements shall be certified by a Responsible Officer of the Borrower as presenting fairly the financial position of the Borrower and its consolidated Subsidiaries as of the end of such fiscal quarter and the results of their operations and their retained earnings and changes in cash flows for such fiscal year, in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

     (c) Quarterly Compliance Certificates.  The Borrower shall deliver to the
         ---------------------------------
Bank, a Quarterly Compliance Certificate, duly completed and signed by a Responsible Officer of the Borrower concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section 5.01.

     (d) Certain Other Reports and Information.  Promptly upon their becoming
         -------------------------------------
available to the Borrower, the Borrower shall deliver to the Bank, a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which the Borrower or any Subsidiary of the Borrower shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, and (ii) all reports, proxy statements, financial statements and other information distributed by the Borrower to its stockbrokers, bondholders or the financial community generally.

     (e) Further Information.  The Borrower shall promptly furnish to the Bank,
         -------------------
such other information and in such form as the Bank or Bank may reasonably request from time to time.

     (f)  Notice of Certain Events.  Promptly (and, in the case of clause (i)
          ------------------------
below, no later than two Business Days) upon becoming aware of any of the following, the Borrower shall give the Bank notice thereof, together with a written statement of a Responsible Officer of the Borrower setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Borrower:

          (i)   Any Default or Event of Default.

          (ii)  The occurrence or existence of any event or condition (including
     (A) the violation or alleged violation of any Environmental Law by the Borrower or any Subsidiary of the Borrower or the assertion of any Environmental Claim against the Borrower or any Subsidiary of the Borrower,
     (B) the commencement of any other action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Borrower or any Subsidiary of the Borrower, or (C) the violation, breach or default or alleged violation, breach or default by the Borrower or any Subsidiary of the Borrower or any other Person under any agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole) which event or condition, either individually or in the aggregate, has, or would reasonably be expected to have, a Material Adverse Effect.

          (iii) Any change in the Index Debt rating.

     (g)  Visitation; Verification.  The Borrower shall permit such Persons as
          ------------------------
the Bank or Bank may designate from time to time to visit and inspect any of the properties of the Borrower and of any Subsidiary, to examine their respective books and records and take copies and extracts therefrom and to discuss their respective affairs with their respective officers, employees and independent accountants at such times and as often as the Bank or Bank may reasonably request; provided, however, that the Borrower reserves the right to restrict
         --------
access to any of its generating facilities in accordance with reasonably adopted practices relating to safety and security. The Borrower hereby authorizes such officers, employees and independent accountants to discuss with the Bank or Bank the affairs of the Borrower and its Subsidiaries.

     (h)  ERISA.  Within 30 days after the Borrower knows that any of the events
          -----
or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Responsible Officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

          (i) any Reportable Event and any request for a waiver under Section 412(d) of the Code for any Plan;

          (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan, in each case with respect to which there are insufficient assets to pay benefits as they become due;

          (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

          (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

          (v)    the adoption of an amendment to any Plan that, pursuant to
     Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections.

     (i)  Satisfaction of Certain Reporting Requirements.   Notwithstanding any
          ----------------------------------------------
other provision of this Section 5.01, the Borrower shall be deemed to have satisfied its obligations pursuant to Sections 5.01(a) and (b) if and to the extent that it shall have provided to the Bank, pursuant to Section 5.01(d), copies of its periodic reports (on Form 10-K or 10-Q, as the case may be) as required to be filed with the Securities and Exchange Commission (or any successor thereto) pursuant to the Securities and Exchange Act of 1934, as amended (or any successor statute of similar import), for the annual and quarterly periods described in such Sections.

     (j)  Delivery to Lenders.  The Bank shall promptly deliver each of the
          -------------------
reports, statements, certificates or other documents delivered to the Bank by the Borrower pursuant to this Section 5.01.

     SECTION 5.02  INSURANCE.
                   ---------

     The Borrower shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of corporations engaged in the same or similar businesses or having similar properties similarly situated and as is satisfactory from time to time to the Bank in its reasonable discretion.

     SECTION 5.03  PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY
                   ---------------------------------------------------------
CLAIMS.
------

     The Borrower shall, and shall cause each of its Subsidiaries to, pay or discharge

     (a) on or prior to the date on which penalties or Liens attach thereto, all Taxes imposed upon it or any of its properties;

     (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such Property; and

     (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such Property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower or such Subsidiary in a case under the Bankruptcy Code;

provided, that, unless and until foreclosure, distraint, levy, sale or similar
--------
proceedings shall have been commenced, the Borrower or such Subsidiary need not pay or discharge any such Tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

     SECTION 5.04  PRESERVATION OF CORPORATE STATUS AND FRANCHISES.
                   -----------------------------------------------

     The Borrower shall, and shall cause each of its Subsidiaries to, maintain its status as a corporation, trust or limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and to be duly qualified to do business as a foreign corporation, trust or limited liability company and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary or advisable; provided, however, that nothing in
                                           --------  -------
this Section 5.04 shall prevent the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not have a Material Adverse Effect . The Borrower shall, and shall cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its material rights, franchises, licenses and patents.

     SECTION 5.05  GOVERNMENTAL APPROVALS AND FILINGS.
                   ----------------------------------

     The Borrower shall keep and maintain in full force and effect all Governmental Actions necessary or advisable in connection with execution and delivery of any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect or enforceability hereof or thereof.

     SECTION 5.06  MAINTENANCE OF PROPERTIES.
                   -------------------------

     The Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 5.07  AVOIDANCE OF OTHER CONFLICTS.
                   ----------------------------

     The Borrower shall not, and shall not permit any of its Subsidiaries to, violate or conflict with, be in violation of or in conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with

     (a)  any Law;

     (b)  its articles of incorporation or by-laws; or

     (c) any agreement or instrument to which it is party or by which any of them or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, except for matters which would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 5.08  FINANCIAL ACCOUNTING PRACTICES.
                   ------------------------------

     The Borrower shall, and shall cause each of its Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary
(i) to permit preparation of financial statements in conformity with GAAP and
(ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     SECTION 5.09  USE OF PROCEEDS.
                   ---------------

     The Borrower shall apply the proceeds of all Loans hereunder only for working capital and general corporate purposes of the Borrower, including commercial paper backup. The Borrower shall not use the proceeds of any Loans hereunder directly or indirectly for any unlawful purpose, in any manner inconsistent with Section 3.11, or inconsistent with any other provision of any Loan Document.

     SECTION 5.10  END OF FISCAL PERIODS.
                   ---------------------

     The Borrower shall cause (a) each of its, and each of its Subsidiary's, fiscal years to end on December 31 and (b) each of its, and each of its Subsidiary's, fiscal quarters to end on March 31, June 30, September 30 and December 31.


                                   ARTICLE VI
                               NEGATIVE COVENANTS

    The Borrower hereby covenants to the Bank as follows:

    SECTION 6.01  FINANCIAL CONDITION AND DEBT RATING.  At all times during the
                  -----------------------------------
term of this Agreement, the Borrower's public unsecured debt shall be rated by each of Moody's and S&P at not less than the minimum rating considered by each such rating agency as "investment grade"; provided, however, that if such debt rating from either Moody's or S&P shall be reduced to a rating considered by such rating agency to be below "investment grade", such downgrade shall not constitute an Event of Default under this Agreement unless and until such time as the rating has remained below "investment grade" for more than 15 days from the date of such downgrade.

     SECTION 6.02  LIENS.
                   -----

     The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its Property (now owned or hereafter acquired), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except for the following ("Permitted Liens"):
  ---------------

     (a) Liens existing on the date hereof and securing obligations existing on the date hereof, other than Indebtedness to be refinanced;

     (b) Liens securing obligations of NPC issued under and pursuant to the terms and conditions of the NPC First Mortgage Indenture;

     (c) Liens securing obligations of SPPC issued under and pursuant to the terms and conditions of the SPPC First Mortgage Indenture;

     (d) Liens on NPC First Mortgage Bonds issued as collateral for pollution control revenue bonds issued for the benefit of NPC or its Subsidiaries (and related rights and interests) to secure obligations of NPC or such Subsidiaries for the benefit of the holders of such bonds, provided that such bonds are not secured by any other assets or Properties of NPC or its Subsidiaries;

     (e) Liens on SPPC First Mortgage Bonds issued as collateral for pollution control or gas or water facility revenue bonds issued for the benefit of SPPC or its Subsidiaries (and related rights and interests) to secure obligations of SPPC or such Subsidiaries for the benefit of the holders of such bonds, provided that such bonds are not secured by any other assets or Properties of SPPC or its Subsidiaries;

     (f) Liens on SPPC First Mortgage Bonds issued as collateral for medium-term notes issued pursuant to the Collateral Trust Indenture, dated as of June 1, 1992, between SPPC and Bankers Trust Company, as Trustee;

     (g) Liens on "transition property" arising pursuant to Section 843 of the California Public Utility Code for the benefit of holders of rate reduction bonds issued pursuant to a valid financing order of the California Public Utilities Commission;

     (h)  Liens arising from taxes, assessments, charges or claims described in
Section 5.03 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 5.03;

     (i) Deposits or pledges of cash or securities in the ordinary course of business to secure (i) worker's compensation, unemployment insurance or other social security obligations, (ii) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (iii) stay, surety or appeal bonds, or (iv) other obligations of a like nature incurred in the ordinary course of business;

     (j) Zoning restrictions, easements, minor restrictions on the use of real Property, minor irregularities in title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of an asset to, or materially impair its use in the business of, the Borrower or such Subsidiary; and

     (k) Liens on Property securing all or part of the purchase price thereof and Liens (whether or not assumed) existing in Property at the time of purchase thereof, provided that: (i) such Lien is created before or substantially simultaneously with the purchase of such Property by the Borrower or such Subsidiary, (ii) such Lien is confined solely to the Property so purchased, improvements thereto and proceeds thereof, (iii) the aggregate amount secured by such Liens on any particular Property at the time purchased by the Borrower or such Subsidiary, as the case may be, shall not exceed the lesser of the purchase price of such Property and the fair market value of such Property at the time of purchase thereof by the Borrower or such Subsidiary, and (iv) the aggregate amount secured by all Liens described in this Section 6.02(k) shall not at any time exceed $150,000,000.

     "Permitted Liens" shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law.

     SECTION 6.03  MERGERS.
                   -------

     The Borrower shall not, and shall not permit any of its Subsidiaries to,
(a) merge with or into or consolidate with any other Person, (b) liquidate, wind-up, dissolve or divide, or (c) agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

     (i) A Person may merge with or into or consolidate with any Subsidiary of the Borrower, provided that (x) the surviving Person shall be a Subsidiary of the Borrower, (y) no Default or Event of Default shall have occurred and be continuing or shall exist at such time or after giving effect to such transaction and (z) the Borrower shall deliver to the Bank (A) a certificate, in a form reasonably satisfactory to the Bank, certifying that no Default or Event of Default exists or will result from such merger and (B) pro forma financial statements in support of such certification; and

     (ii) A Person may merge with or into or consolidate with the Borrower, provided that (x) the Borrower shall be the surviving Person, (y) no Default or Event of Default shall have occurred and be continuing or shall exist at such time or after giving effect to such transaction and (z) the Borrower shall deliver to the Bank (A) a certificate, in a form reasonably satisfactory to the Bank, certifying that no Default or Event of Default exists or will result from such merger and (B) pro forma financial statements in support of such certification.

     SECTION 6.04  DISPOSITIONS OF PROPERTIES.
                   --------------------------

     The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, sale-leaseback, transfer, abandon or otherwise dispose of, voluntarily or involuntarily (collectively, "Dispose"), any of its Properties, or agree, become or remain liable contingently or otherwise to do any of the foregoing, except that, so long as no Default or Event of Default shall have occurred and be continuing or shall exist at such time or after giving effect to such transaction, the Borrower and its Subsidiaries may Dispose of Property (a) in transactions in the ordinary course of business, (b) that is obsolete, (c) comprising generating assets, provided that the aggregate book value of all generating assets Disposed of pursuant to this Section 6.04(c) from and after the date hereof shall not exceed $1,100,000,000, (d) comprising water assets, provided that the aggregate book value of all water assets disposed of pursuant to this Section 6.04, (d) from and after the date hereof shall not exceed $500,000,000.00, and (e) in transactions other than as provided in
Section 6.04 (a), (b), (c), and (d) provided that the aggregate book value of all Property Disposed of pursuant to this Section 6.04 (e) from and after the date hereof shall not exceed $120,000,000.

     SECTION 6.05  INVESTMENTS AND ACQUISITIONS.
                   ----------------------------

     Prior to the making of any Investment or the consummation of any Acquisition by the Borrower or any of its Subsidiaries, the amount or purchase price of which, as the case may be, when aggregated with the amounts and purchase prices of other Investments and Acquisitions made by the Borrower and its Subsidiaries, would exceed $70,000,000 in the aggregate at any time, the Borrower shall deliver to the Bank (i) a certificate, in a form reasonably satisfactory to the Bank, certifying that no Default or Event of Default exists or will result from such Acquisition and (ii) pro forma financial statements in support of such certification.

     SECTION 6.06  DIVIDENDS AND STOCK REPURCHASES.
                   -------------------------------

     The Borrower shall not declare or pay any dividend on its capital stock (except for dividends in the form of capital stock), or redeem or repurchase any of its capital stock, if a Default or Event of Default shall have occurred and be continuing or shall exist at such time or after giving effect to such transaction.

     SECTION 6.07  TRANSACTIONS WITH AFFILIATES.
                   ----------------------------

     The Borrower shall not enter into any transaction of any kind with any Person that Controls the Borrower or is controlled by the Borrower or is under common control with the Borrower other than (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors (or executive committee thereof) of the Borrower and expressly authorized by a resolution of the board of directors (or executive committee) of the Borrower which is approved by a majority of the directors (or executive committee) not having an interest in the transaction, (c) transactions between or among the Borrower and its Wholly-Owned Subsidiaries, and (d) transactions on overall terms at least as favorable to the Borrower as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

     SECTION 6.08  EQUAL AND RATABLE LIEN.
                   ----------------------

     If, notwithstanding the prohibition contained in Section 6.02, the Borrower or any of its Subsidiaries shall create, assume or permit to exist any Lien upon any of its Property, other than those permitted by the provisions of Section 6.02, it will make or cause to be made effective provision whereby the Borrowings will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Bank and, in any such case, the Borrowings shall have the benefit, to the fullest extent that, and with such priority as, the Lenders may be entitled under applicable law, of an equitable Lien on such Property. Such violation of Section 6.02 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section.

     SECTION 6.09  RESTRICTIVE AGREEMENTS.
                   ----------------------

     Except as otherwise permitted under Article VI hereunder, and except for agreements referenced in or permitted by or covenants contained within Article VI of the SPPC Credit Agreement and Article VI of the NPC Credit Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other instrument that creates, incurs or permits to exist any Lien upon any of its Property or assets, or (b) prohibits, restricts or imposes any conditions upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to guarantee Indebtedness of the Borrower or any other Subsidiary.


                                  ARTICLE VII
                                   DEFAULTS

     SECTION 7.01  EVENTS OF DEFAULT.
                   -----------------

     An "Event of Default" shall mean the occurrence or existence of one or more
         ----------------
of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

     (a) The Borrower shall fail to pay when due principal of any Loan.

     (b) The Borrower shall fail to pay when due interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document and such failure shall have continued for a period of three business days.

     (c) Any representation or warranty made or deemed made by the Borrower in or pursuant to or in connection with any Loan Document, or any statement made by the Borrower in any financial statement, certificate, report, exhibit or document furnished by the Borrower to the Bank pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

     (d) The Borrower shall default in the performance or observance of any covenant contained in Article VI or any of the covenants contained in Sections 5.01(f)(i) or 5.09 or 5.10.

     (e) The Borrower shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any other Loan Document and (i) in the case of a default under Section 5.01 (other than as referred to in subsection (f)(i) thereof) such default shall have continued for a period of ten Business Days and (ii) in the case of any other default such default shall have continued for a period of 30 days after notice from the Bank to the Borrower.

     (f) The Borrower or any Subsidiary of the Borrower shall (i) fail to make any payment (x) on account of any Indebtedness under the NPC Credit Agreement or the SPPC Credit Agreement, (y) on account of any Indebtedness aggregating $10,000,000 or more in principal amount or (z) aggregating $10,000,000 or more on any Indebtedness, or any interest or premium thereon, in each case, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and, in each case, such failure shall have continued beyond any applicable grace period specified in any agreement or instrument relating to such Indebtedness, or (ii) fail to perform or observe any other term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Indebtedness when required to be performed or observed, and such failure shall have continued beyond any applicable grace period specified in any agreement or instrument relating to such Indebtedness, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, the unpaid principal amount of which then aggregates $10,000,000.

     (g) One or more final judgments or orders for the payment of money shall have been entered against the Borrower or any Subsidiary of the Borrower, which judgments or orders exceed $10,000,000 in the aggregate, and such judgments or orders shall have remained undischarged and unstayed for a period of thirty consecutive days.

     (h) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of $10,000,000 shall have been issued against the Borrower or any Subsidiary of the Borrower or any of their respective properties and shall have remained undischarged and unstayed for a period of thirty consecutive days.

     (i) Any Governmental Action now or hereafter made by or with any Governmental Authority in connection with any Loan Document is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid, and the Bank shall have determined (which determination shall be conclusive provided it is reached in good faith) that the consequence of any of the foregoing events would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (j) Any Loan Document or any material term or provision thereof shall have ceased to be in full force and effect, or the Borrower or any Governmental Authority with jurisdiction over the Borrower shall, or shall purport to, terminate, repudiate, declare voidable or void or otherwise contest, any Loan Document or any material term or provision thereof or any obligation or liability of the Borrower thereunder.

     (k) An event or condition specified in Section 5.01(h) hereof shall occur or exist with respect to any Plan or Multiemployer Plan or any Lien arises pursuant to ERISA and, as a result of such event or condition or Liens, together with all other such events or conditions or Liens, the Borrower or any ERISA Affiliate shall incur or shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC or suffer an encumbrance to exist in favor of any thereof (or any combination of the foregoing) which would constitute a Material Adverse Effect.

     (l) The Borrower or any Subsidiary of the Borrower shall have violated any Environmental Law or become subject to any Environmental Claim and, in either case, the Bank shall have determined (which determination shall be conclusive provided it is reached in good faith) that such event would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

     (m) A proceeding shall have been instituted in respect of the Borrower or any Subsidiary of the Borrower:

          (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

          (ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its Property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of thirty consecutive days.

     (n) The Borrower or any Subsidiary of the Borrower shall become insolvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.01(m)(i), or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.01(m)(ii), or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its Property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its Property; or shall take any action in furtherance of any of the foregoing.

     (o)  A Change in Control shall occur.

     (p) NPC or SPPC shall cease to maintain a first mortgage bond rating of at least Baa3 by Moody's and BBB- by S&P.

     (q) The Borrower shall fail to maintain ongoing utility segment-identifiable assets (exclusive of cash and marketable securities) and operating income relating to the generation, transmission and/or distribution of electricity, gas or water in a proportion not less than 80% of total assets (exclusive of cash and marketable securities) and operating income.

     SECTION 7.02  CONSEQUENCES OF AN EVENT OF DEFAULT.
                   -----------------------------------

     (a)  If an Event of Default specified in subsections (a) through (l), (o),
(p) or (q) of Section 7.01 shall occur and, be continuing or shall exist, then, in addition to all other rights and remedies which the Bank may have hereunder or under any other Loan Document, at law, in equity or otherwise, Bank shall be under no further obligation to make Loans hereunder, and the Bank may, , by notice to the Borrower, from time to time do any or all of the following:

          (i) Declare the Commitment terminated, whereupon the Commitment will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

          (ii) Declare the unpaid principal amount of the Loans, interest accrued thereon and all other obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

     (b) If an Event of  Default specified in subsection (m) or (n) of Section
7.01 shall occur or exist, then, in addition to all other rights and remedies which the Bank may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Commitment shall automatically terminate and the Bank shall be under no further obligation to make Loans, and the unpaid principal amount of the Loans, interest accrued thereon and all other obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.


                                  ARTICLE VIII
                                 MISCELLANEOUS

     SECTION 8.01  AMENDMENTS AND WAIVERS.
                   ----------------------

     Neither this Agreement nor any other Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section 9.01. The Bank and the Borrower may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to or waiving any provision, or changing in any manner the rights and duties of the Borrower, or Bank. Any such amendment, modification or supplement made by the Borrower and the Bank in accordance with the provisions of this Section 9.01 shall be binding upon the Borrower and the Bank. The Bank shall enter into such amendments, modifications or supplements from time to time as directed by the Bank, provided, that no such amendment, modification or
                         --------
supplement may be made which will reduce the principal amount of or extend the time for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of any interest borne by any Loan, or extend the time for payment of or reduce the amount of any fees, or reduce or postpone the date for payment of any other obligation, without the written consent of the Bank.

     SECTION 8.02  NO IMPLIED WAIVER; CUMULATIVE REMEDIES.
                   --------------------------------------

     No course of dealing and no delay or failure of the Bank in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Bank under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have hereunder or thereunder, at law, in equity or otherwise.

     SECTION 8.03  NOTICES.
                   -------

     (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any other Loan Document shall be in writing (including telecopied communication) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telecopier (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto in all cases with postage or other charges prepaid. Any such properly given notice shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telecopy communication, one Business Day after delivery to a nationally-recognized overnight courier, or three Business Days after deposit in the mail.

     (b) A copy of any notice to the Borrower or any other party to a Loan Document shall simultaneously be sent to Bank.

     (c) The Bank may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of the Borrower, and the Bank shall not have any duty to verify the identity or authority of any Person giving such notice.

     SECTION 8.04  EXPENSES; TAXES; INDEMNITY.
                   --------------------------

     (a) The Borrower agrees to pay or cause to be paid and to save the Bank harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel) incurred by the Bank from time to time arising from or relating to (i) in the case of the Bank, the negotiation, syndication, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents, (ii) in the case of the Bank, any amendments, modifications, supplements, waivers or consents to this Agreement or any other Loan Document (whether or not ultimately entered into or granted), and (iii) in the case of the Bank, the enforcement or preservation of rights under this Agreement or any other Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by the Bank, and (B) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Loan Documents).

     (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Bank to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith (which determination shall be conclusive provided it is reached in good faith), and the Borrower agrees to save the Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

     (c) The Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan (and without in any way limiting the generality of the foregoing, including any violation or breach of any Environmental Law or any other Law by the Borrower or any Subsidiary of the Borrower; any Environmental Claim arising out of the management, use, control, ownership or operation of Property by any of such Persons, including all on-site and off-site activities involving Hazardous Materials; or any exercise by the Bank of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document, are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

     SECTION 8.05  SEVERABILITY.
                   ------------

     The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     SECTION 8.06  PRIOR UNDERSTANDINGS.
                   --------------------

     This Agreement, the other Loan Documents and any commitment letter regarding the Facility between Bank, and the Borrower, as such agreements shall be amended from time to time, supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

     SECTION 8.07  DURATION; SURVIVAL.
                   ------------------

     All representations and warranties of the Borrower contained herein or in any other Loan Document or made in connection herewith or therewith shall survive the making, and shall not be waived by the execution and delivery, of this Agreement or any other Loan Document, any investigation by or knowledge of the Bank, the making of any Loan, or any other event or condition whatever. All covenants and agreements of the Borrower contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until payment in full of all Obligations. Without limitation, all obligations of the Borrower hereunder or under any other Loan Document to make payments to or indemnify the Bank shall survive the payment in full of all other Obligations, termination of the Borrower's right to borrow hereunder, and all other events and conditions whatever.

     SECTION 8.08  COUNTERPARTS.
                   ------------

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     SECTION 8.09  LIMITATION ON PAYMENTS.
                   ----------------------

     The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to the Bank, and Bank shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by Bank.

     SECTION 8.10  SET-OFF.
                   -------

     The Borrower hereby agrees that, to the fullest extent permitted by Law, if any Obligation of the Borrower shall be due and payable (by acceleration or otherwise), Bank shall have the right, without notice to the Borrower, to set-off against and to appropriate and apply to such Obligation any indebtedness, liability or obligation of any nature owing to the Borrower by Bank, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by the Borrower with Bank. Such right shall be absolute and unconditional in all circumstances and, without limitation shall exist whether or not Bank or any other Person shall have given notice or made a demand to the Borrower or any other Person, whether such indebtedness, obligation or liability owed to the Borrower is contingent, absolute, matured or unmatured (it being agreed that Bank may deem such indebtedness, obligation or liability to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Bank or any other Person. The Borrower hereby agrees that, to the fullest extent permitted by Law, any branch, subsidiary or affiliate of Bank shall have the same rights of set-off as the Bank as provided in this Section (regardless of whether such branch, subsidiary or affiliate would otherwise be deemed in privity with or a direct creditor of the Borrower). The rights provided by this Section are in addition to all other rights of set-off and banker's lien and all other rights and remedies which Bank (or any such branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any other Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of any such Person.

     SECTION 8.11  [INTENTIONALLY OMITTED]
                   -----------------------

     SECTION 8.12  SUCCESSORS AND ASSIGNS; PARTICIPATIONS; ASSIGNMENTS.
                   ---------------------------------------------------

     (a)  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the Borrower, the Bank, all future holders of the Note, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of Bank, and any purported assignment without such consent shall be void.

     (b)  [Intentionally Omitted].
          -----------------------

     (c)  Assignments . Bank may, in the ordinary course of its commercial
          -----------
banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of its Commitment and Loans owing to it and any Note held by it) to any Affiliate of Bank or to one or more additional commercial banks or other Persons (each a "Purchasing Lender"); provided, that
------------------    --------

          (i) any such assignment to a Purchasing Lender which is not an affiliate of Bank shall be made only with the consent (which in each case shall not be unreasonably withheld) of the Borrower (so long as no Default or Event of Default shall have occurred and be continuing) and the Bank;

          (ii) if Bank makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents, the Bank shall retain, after such assignment, a minimum principal amount of $10,000,000 of the Commitment and Loans then outstanding, and such assignment, shall be in a minimum principal amount of $10,000,000 of the Commitment and Loans then outstanding;

     (d)  Financial and Other Information.  The Borrower authorizes the Bank to
          -------------------------------
disclose to any Participant or Purchasing Lender (each, a "transferee") and any
                                                           ----------
prospective transferee any and all financial and other information in such Person's possession concerning the Borrower and its Subsidiaries and Affiliates which has been or may be delivered to such Person by or on behalf of the Borrower in connection with this Agreement or any other Loan Document or such Person's credit evaluation of the Borrower and its Subsidiaries and Affiliates.

     (e) Assignments to Federal Reserve Bank.  Bank may at any time assign all
         -----------------------------------
or any portion of its rights under this Agreement, including without limitation any Loans owing to it, and any Note held by it, to a Federal Reserve Bank. No such assignment shall relieve the transferor Lender from its obligations hereunder.

     SECTION 8.13  GOVERNING LAW; SUBMISSION TO JURISDICTION WAIVER OF JURY
                   --------------------------------------------------------
TRIAL; LIMITATION OF LIABILITY.
------------------------------

     (a) Governing Law.  THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO
         -------------
THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

     (b) Certain Waivers.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND
         ---------------
UNCONDITIONALLY:

         (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY
                                                      ------------------
     BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN LAS VEGAS, NEVADA AND SUBMITS TO THE JURISDICTION OF SUCH COURTS (AND, TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER AGREES THAT IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM, BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BANK OR BANK TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM IN WHICH THE BORROWER OR ANY OF ITS ASSETS MAY BE LOCATED OR IN WHICH THE BORROWER MAY BE DOING BUSINESS OR THE RIGHT OF THE BORROWER TO ASSERT ANY DEFENSE OR COUNTERCLAIM TO ANY ACTION BROUGHT BY THE BANK OR BANK IN ANY FORUM);

         (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER IT;

          (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS FOR NOTICES DESCRIBED IN
     SECTION 9.03, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND











                   [Balance of page intentionally left blank]





          (iv)  WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.


     (c)  Limitation of Liability.  TO THE FULLEST EXTENT PERMITTED BY LAW, NO
          -----------------------
CLAIM MAY BE MADE BY ANY PARTY TO THIS AGREEMENT AGAINST ANY

OTHER PARTY TO THIS AGREEMENT OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF ANY OF THEM FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Address                               SIERRA PACIFIC RESOURCES
-------

Sierra Pacific Resources              By: _______________________________
6100 Neil Road                        Name:
P.O. Box 30150                        Title:
Reno, Nevada 89520
Attn: Mark Ruelle
Telecopier: ________________
Telephone: ________________


Address                               WELLS FARGO BANK,
-------                               NATIONAL ASSOCIATION

Wells Fargo Bank                      By: _______________________________
Las Vegas Regional Commercial         Name:  Steven Dastrup
Banking Office                        Title: Vice-President
3800 Howard Hughes Parkway
Las Vegas, NV  89109
Attn: Steven Dastrup
Telecopier: ________________
Telephone: ________________